                                                                    EXHIBIT 10.2


CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS, MARKED BY AN **, HAVE BEEN SUBMITTED TO THE COMMISSION WITH THE CONFIDENTIAL TREATMENT REQUEST.


                       DEVELOPMENT AND LICENSE AGREEMENT

                                 by and between

                          VASCO Data Security, Inc.

                                     and

                               SHIVA Corporation




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                       DEVELOPMENT AND LICENSE AGREEMENT

This Development and License Agreement ("Agreement") is made and entered into effective June 5, 1997 (the "Effective Date") by and between VASCO Data Security, Inc., an Illinois corporation with a principal place of business at Lombard, Illinois ("VASCO") and SHIVA Corporation, a Massachusetts corporation with a principal place of business at 28 Crosby Drive, Bedford, Massachusetts ("SHIVA").

WHEREAS,

         SHIVA has developed and owns certain hardware and software technology relating to remote access and dial-up networking, and is the licensee of certain authentication and accounting software related thereto
("AccessManager"); and

         VASCO has developed and owns certain hard token security products (the "Vasco token"); and

         VASCO wishes SHIVA to integrate the VASCO token into the AccessManager, and to develop additional features and functionality for AccessManager; and

         VASCO wishes to sublicense the AccessManager to its customers under its own trade name; and

         The parties have executed a Memorandum of Understanding dated as of December 17, 1996 ("MOU") with respect to the foregoing and, pursuant to the MOU, VASCO has paid SHIVA a good faith deposit of ** ;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, the parties agree as follows:

1. Definitions. As used in this Agreement, these terms shall have the following definitions:

1.1 "Affiliate" means, with respect to a company ("Company"), a second company which controls, is controlled by, or is under common control with such Company, where "control", means beneficial ownership of a majority of voting securities.

1.2 "Binary Code" means the form of computer software which is substantially or entirely in binary form and directly executable by a computer after suitable processing but without intervening steps of compilation or assembly of such software prior to execution.


1.3 "Confidential Information" shall mean any of the following disclosed by either party to the other hereunder: (i) the Specifications and the SHIVA and VASCO Technologies and any trade secrets related to any of the foregoing, including but not limited to any information relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (ii) any information designated by the disclosing party as confidential in writing or, if disclosed orally, reduced to writing within thirty (30) days; provided, however, that Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed or learned by the receiving party; (iv) is lawfully obtained from a third party who has the right to make such disclosure; or (v) is released for publication by the disclosing party in writing.



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1.4      "Error Correction" means either a modification made or added to the
SHIVA Technology by SHIVA to establish substantial conformity to the applicable Specifications or, in lieu of such modification, a commercially reasonable procedure that eliminates the practical adverse effect of such nonconformity.

1.5 "Intellectual Property Rights" means, to the extent owned or controlled by the granting or transferring Party in any country, all relevant
(i) copyrights, (ii) mask work rights, (iii) rights to exploit trade secret and other non-public or confidential information, including the right to use and exploit Confidential Information (subject to applicable obligations to keep such information in confidence), (iv) rights under Patents, and (v) rights under any other form of intellectual property necessary to the conduct, product or result permitted by the express terms of the license granted.

1.6 "SHIVA Software" means any software or other works of authorship included within the SHIVA Technology, whether created or licensed by SHIVA.

1.7 "SHIVA Technology" means the SHIVA hardware and software technology relating to digital modems, including software licensed by SHIVA relating to authentication and accounting.

1.8 "Source Code" means that form of computer software which is typically created and understood by programmers and which must be translated into so called "binary" or "object" format to permit direct execution by a computer.

1.9 "Specifications" mean the functional and technical specifications described in Exhibit B.

1.10 "Updates" means modifications or enhancements to the Technology, other than Error Corrections.

1.11 "VASCO Technology" means the VASCO hardware and software relating to computer access security.

2. Product Integration.



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2.1        SHIVA Obligations.

       2.1.1 SHIVA shall use commercially reasonable efforts to accomplish its responsibilities, including, but not limited to, providing the required personnel to carry out the work to design, develop, debug, test and maintain the Shiva Technology in accordance with the applicable Specifications and providing the deliverables for which it is responsible in accordance with this Agreement.

       2.1.2 SHIVA shall provide VASCO with such technical support by qualified SHIVA personnel as VASCO may reasonably request in connection with VASCO's efforts to understand the Shiva Technology and to support such technology on behalf of its customers. The level of support shall be no less than that provided to other similarly-situated customers who have contracted for similar levels of support.

       2.1.3 SHIVA shall develop the specifications and software code to add the features designated in Exhibit B for Version 2.0 of AccessManager, which shall be deemed to be included in the SHIVA Technology. Version 2.0 of AccessManager shall be deemed accepted by VASCO as of the date of delivery, unless VASCO provides written notice to SHIVA within 10 business days after delivery of the Binary Code version to VASCO that Version 2.0 does not materially conform to the specifications. Any such notice shall specify the manner in which the Shiva Technology does not so conform. SHIVA shall have 15 business days after receipt of notice to make necessary Error Corrections to cause the Shiva Technology to conform to the




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             specifications.  Expiration of the 15-day period
             without notice of a nonconformance, or correction of a nonconformance by Shiva, shall constitute Final Acceptance.

       2.1.4 SHIVA shall assist VASCO, during the Term, by providing (a) Error Corrections for the Technology to the extent SHIVA is aware of any such error and knows how to correct it and (b) in other cases, reasonable support of VASCO's Error Correction efforts.

       2.1.5 Limited Warranty. THE TECHNOLOGY IS TO BE LICENSED ON AN "AS IS" BASIS AND SHIVA DISCLAIMS ALL WARRANTIES WITH RESPECT THERETO, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

       2.1.6 At least 90 days before any new release, SHIVA shall notify VASCO of any Enhancements or changes to the Shiva Technology.

       2.1.7 When available, SHIVA shall provide to VASCO any API it has created or had created in order to enable VASCO to interface with the Shiva Technology.

       2.1.8 If SHIVA becomes unwilling or unable to support the Shiva Technology due to its failure to continue in business as a going concern, or its failure to continue the product line represented by the Shiva Technology related to this Agreement, then Universal Networks Company Limited shall assume SHIVA's support obligations then in force, in accordance with the agreement attached as Exhibit C. In the event that Universal Networks Company Limited is unwilling or unable to fulfill its support obligations, then VASCO shall be entitled to access to the source code of the Shiva Software held in escrow in accordance with the escrow agreement described in Exhibit D. VASCO shall bear all costs associated with setting up and maintaining this escrow account.

2.2    VASCO Obligations.

       2.2.1 VASCO shall, upon request by SHIVA, permit SHIVA to become an authorized reseller of VASCO token and security products in accordance with a separate agreement to be negotiated between the parties.

       2.2.2 VASCO shall reimburse SHIVA for all reasonable travel expenses (in accordance with VASCO's standard travel and expense policy) incurred by SHIVA personnel for training presentations and other sales activities undertaken by SHIVA at VASCO's request.

       2.2.3 VASCO shall ensure that an adequate number of employees are trained in the Shiva Technology in order to fulfill its obligation to provide first-level support to its customers. For problems beyond first-level support requiring technical consultation with SHIVA, VASCO will ensure that its customers provide sufficiently detailed information to enable SHIVA to identify and attempt to correct any errors in the SHIVA Technology.

       2.2.4 VASCO shall pay royalties to SHIVA in accordance with the provisions of Exhibit A.

       2.2.5 VASCO shall provide to Shiva two Access Keys for each Shiva Access Manager sold at a cost of **, which shall not exceed ** per Access Key.

2.3 Project Management. SHIVA and VASCO will each designate a project representative (the "Representatives) to coordinate their business relationship in accordance with this Agreement. Each Representative will (i) provide access to appropriately qualified personnel to participate in the planning and development and to answer questions; (ii) arrange access to the party's facilities and equipment if required




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for the other party's performance; and (iii) consult by phone or email with the
Representative of the other party to this Agreement as reasonably necessary to review the activities accomplished to date, the activities planned, and any problems which have occurred or which are anticipated. A party may change its Representative by giving written notice to the other party.

3. Proprietary Rights. The SHIVA Technology and Error Corrections to the SHIVA Technology, and all Intellectual Property Rights therein, are and remain the property of SHIVA or its licensor, subject to the license rights granted to VASCO in this Agreement. VASCO shall have no right, title or interest in and to any improvements, modifications, derivative works or enhancements to the SHIVA Technology.

4. SHIVA Representations and Warranties. SHIVA represents and warrants that neither the Shiva Technology nor the exercise by VASCO of its rights with respect thereto does or will, to the best of SHIVA's knowledge, infringe the Intellectual Property Rights of any third party in any jurisdiction.

5. SHIVA Licenses to VASCO. Subject to the terms of this Agreement, SHIVA hereby grants to VASCO a nontransferable, nonexclusive, worldwide license to
(a) sell, sublicense, and distribute present and future VASCO Technology incorporating the SHIVA Technology in Binary Code, but not Source Code, form in conjunction with such VASCO Technology. VASCO may exercise such license rights both directly and through its VARs, distributors, or other third party sublicensees, subject to the restrictions set forth in Section 10 (Confidential Information) and provided that such third parties enter into a non-disclosure agreement with VASCO to the extent required by Section 10. Except to the extent permitted by this section, VASCO shall not sublicense the SHIVA Technology.

6. Export Control. Neither party shall export, directly or indirectly, any products or technical data acquired or to be provided under this Agreement, or the direct product of any such technical data, to any country for which the United States export statutes and regulations, at the time of export, require an export license or other government approval, without first obtaining such license or approval.

7. Payment. VASCO shall pay SHIVA as consideration for the licenses granted and the development and delivery of the SHIVA Technology the sums identified in Exhibit A (the "Fees"). VASCO has previously paid SHIVA the Deposit and shall pay SHIVA the balance of the total Fees according to Exhibit A. All payments due hereunder shall be made in United States dollars. Interest at the rate of 1.5% per month (or the greatest amount permitted by law, whichever is less) shall accrue on all balances unpaid more than 30 days after their due date.

8. Waiver of Consequential Damages: Limitation on Damages. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY THEREOF IN ADVANCE. IN NO EVENT SHALL EITHER PARTY'S LIABILITY TO THE OTHER HEREUNDER EXCEED THE AGGREGATE FEES PAID OR OWED TO SHIVA HEREUNDER.

9. Indemnification.

9.1 By SHIVA. SHIVA agrees to indemnify and hold harmless VASCO, its officers, directors, employees and agents against any claims, actions or demands alleging either that the SHIVA Technology or the exercise by VASCO of its rights thereto, in any way infringes the Intellectual Property Rights of any third parties; provided, that SHIVA shall have no obligation as to claims of infringement where SHIVA lacked knowledge of such claim or the factual basis therefore as of the Effective Date. This obligation is contingent upon: (i) VASCO giving prompt written notice to SHIVA of any such claim, action or demand, (ii) VASCO allowing SHIVA to control the defense and related settlement negotiations and (iii) VASCO fully assisting, at SHIVA's expense, in the defense. SHIVA shall have no obligation hereunder for any infringement caused solely by VASCO's modification of the SHIVA Technology (unless such modification





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was made in accordance with SHIVA's instructions) or VASCO's combination thereof with products or equipment not supplied by SHIVA.

9.2 By VASCO. VASCO agrees to indemnify and hold harmless SHIVA, its officers, directors, employees and agents against any claims, actions or demands alleging that VASCO's modification of the SHIVA Technology (unless such modification was made in accordance with SHIVA's instructions) or VASCO's combination thereof with products or equipment not supplied by SHIVA in any way infringes the Intellectual Property Rights of any third parties; provided, that VASCO shall have no obligation as to claims of infringement where VASCO lacked knowledge of such claim or the factual basis therefore as of the Effective Date. This obligation is contingent upon: (i) SHIVA giving prompt written notice to SHIVA of any such claim, action or demand, (ii) SHIVA allowing VASCO to control the defense and related settlement negotiations and (iii) SHIVA fully assisting, at VASCO's expense, in the defense.

9.3 Exchange of Information. If either party hereafter learns of a claim that the Shiva Technology, or any portion thereof, infringes the Intellectual Property Rights of any third party in any jurisdiction, or of the factual basis for such a claim, it shall promptly inform the other party of the relevant facts and circumstances. SHIVA shall thereupon undertake such commercially reasonable efforts as are required to (i) obtain a license permitting VASCO's continued exercise of its rights as set forth herein, (ii) modify the Technology so as to be noninfringing and deliver such modification to VASCO, or
(iii) develop or obtain for VASCO functionally equivalent, noninfringing, substitute technology. Immediately following receipt of any such noninfringing modification or substitute, VASCO shall cease shipment of products based on infringing Technology. In the event that SHIVA is unable to cure such infringement as set forth in clauses (i), (ii) or (iii) above, it shall notify VASCO and pay to VASCO a sum equal to all amounts paid by VASCO to the time of notification; provided, that SHIVA shall have no payment obligation pursuant to this clause if three (3) years have elapsed since Final Acceptance.

10. Nondisclosure of Confidential Information.

10.1 General. Each party agrees that it will not make use of, disseminate, or in any way disclose Confidential Information to any person, firm or business, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of each party, counsel for investors, banks, and underwriters, and any purpose either party may hereafter authorize in writing. Furthermore, the existence of any business negotiations, discussions, consultations or agreements in progress between the parties shall not be released to any form of public media without the prior written approval of both parties. Each party agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information and each party represents that it exercises reasonable care to protect its own Confidential Information. Each party shall disclose Confidential Information of the other party only to those of its employees and subcontractors (and those of such party's Affiliates) who need to know such information and represents that such employees have previously agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those of this Agreement. Each party will immediately give notice to the other party of any unauthorized use or disclosure of the Confidential Information. The party who made the unauthorized use or disclosure agrees to assist the other party in remedying any such unauthorized use or disclosure of the Confidential Information.

10.2 Disclosures to Sublicensees. SHIVA recognizes that VASCO may find it necessary to disclose Confidential Information to VASCO's third party sublicensees in connection with VASCO's development or sale of VASCO products embodying the SHIVA Technology; provided, that VASCO shall not make any such disclosure to a SHIVA Competitor (as defined below). Such disclosures shall be subject to execution of a commercially reasonable written nondisclosure agreement which agreement shall identify SHIVA as a third party beneficiary. VASCO shall promptly inform SHIVA of the identity of any entity to whom SHIVA's Confidential Information is disclosed pursuant to this provision. For purposes hereof, "SHIVA Competitor" means an entity primarily engaged in the design and sale of integrated circuits intended for use in high




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performance voice-band digital modem solutions. By way of illustration, but not limitation, a company primarily engaged in the manufacture of computer systems, routers, or board level products shall not be deemed a SHIVA Competitor.

11. Term and Termination.

11.1 Term. The Term of this Agreement shall be 12 months from its Effective Date Thereafter, it shall be renewed automatically for additional 12-month terms unless either party provides 90 days' written notice to the other, prior to the expiration of the then-current Term, that the Agreement be terminated. Notwithstanding the termination or expiration of this Agreement for any reason, all rights and obligations of the parties set forth in Sections 3 ("Proprietary Rights"), 4 ("SHIVA Representations and Warranties"), 5 ("SHIVA License to VASCO"), 6 (Export Control), 8 ("Waiver of Consequential Damages; Limitation on Damages"), 9 ("indemnification"), 10 ("Nondisclosure of Confidential Information"), and 12 ("General Provisions") shall survive.

11.2 Termination For Cause. Subject to cure or remedy of an event of breach listed below by a party (the "Breaching Party"), as described in Section 11.3 ("Right to Cure"), the other party shall have the right to terminate this Agreement and its further obligations hereunder if the Breaching Party:

       (a) is involved in any voluntary or involuntary bankruptcy proceeding or any other proceeding concerning insolvency, dissolution, cessation of operations, reorganization or indebtedness or the like and the proceeding is not dismissed within sixty (60) days;

       (b) is unable to pay its debts as they mature in the ordinary course of business or makes a general assignment for the benefit of its creditors;

       (c) is in material breach of any provision of this Agreement; or

       (d) fails to provide reasonable adequate assurances of future performance of its obligations under this Agreement within ten (10) days following a demand from the other party for such assurances.

11.3 Right to Cure. Upon the occurrence of any event entitling a party to terminate this Agreement, the terminating party may send notice of termination, specifying the nature of the breach, to the other party. The breaching party shall be allowed thirty (30) days following the date of such notice to cure the problem to the non-breaching party's satisfaction. Failure to cure the problem shall result in termination without further notice by the non-breaching party, unless such non-breaching party extends the cure period by written notice or withdraws the termination notice.

11.4 Return of Certain Technology. Within thirty (30) days of any termination or expiration of this Agreement, VASCO shall either (i) pay SHIVA all amounts due SHIVA hereunder or (ii) provide SHIVA with a certification, signed by an authorized officer of VASCO, stating that VASCO has destroyed, and retains no copies of, materials incorporating any portion of the SHIVA Technology.

11.5     Termination by VASCO.   VASCO shall have the right to terminate this
Agreement upon 30 days' written notice to Shiva if Shiva enters into an OEM agreement with a third party which VASCO reasonably believes will be detrimental to VASCO's business.

12. General Provisions.

12.1 Notice. Any notice provided for or permitted under this Agreement will be treated as having been given when (i) delivered personally, (ii) sent by confirmed telex or telecopy, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered



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mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this section.

                 If to VASCO:              VASCO Data Security, Inc.

                                           Lombard, Illinois
                                           Attn: John C. Haggard, President

                 If to SHIVA:              Peter Howells
                                           Shiva Corporation
                                           Spider House Peach Street
                                           Wokingham RG11 1XH
                                           United Kingdom

                 Copy to:                  General Counsel
                                           Shiva Corporation
                                           28 Crosby Drive
                                           Bedford, MA  01740
                                           USA



         Such notice will be treated as having been received upon the earlier of actual receipt or five (5) days after posting.

12.2 Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party.

12.3 Severability. If any term of this Agreement is held invalid or unenforceable for any reason, the remainder of the term shall be amended to achieve as closely as possible the economic effect of the original term and all other terms shall continue in full force and effect.

12.4 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements entered into and to be performed entirely within Massachusetts between Massachusetts residents. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

12.5 Choice of Forum. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the District of Massachusetts and the Superior and District courts of the Commonwealth of Massachusetts, in any litigation arising out of the Agreement.

12.6 Force Majeure. Neither party will be liable for any failure or delay in performance under this Agreement which might be due, in whole or in part, directly or indirectly, to any contingency, delay, failure, or cause of, any nature beyond the reasonable control of such party, including, without in any way limiting the generality of the foregoing, fire, explosion, earthquake, storm, flood or other weather, unavailability of necessary utilities or raw materials, strike, lockout, activities of a combination of workmen or other labor difficulties, war, insurrection, riot, act of God or the public enemy, law, act, order, export control regulation, proclamation, decree, regulation, ordinance, instructions of Government or other public authorities, or judgment or decree of a court of competent jurisdiction (not arising out of breach by such party of this Agreement). In the event of the happening of such a cause, the party whose performance is so affected will give prompt, written notice to the other party, stating the period of time the same is expected to continue, and shall begin performing its obligations hereunder immediately after the cause for




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non-performance ceases. Such delay will not be excused under this
Section for more than ninety (90) days.

12.7 Entire Agreement. This Agreement, including all attached exhibits, constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral, including the MOU.

12.8 Amendment. This Agreement may be amended or supplemented only by a writing that is signed by duly authorized representatives of both parties.

12.9 Assignment. Neither party may assign, voluntarily, by operation of law, or otherwise, any rights or delegate any duties under this Agreement (other than the right to receive payments) without the other party's prior written consent. Any attempt to assign in contravention of this provision will be void. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

12.10 Relationship of the Parties. The parties to this Agreement are independent contractors. There is no relationship of agency, partnership, joint venture, employment, or franchise between the parties. Neither party has the authority to bind the other or to incur any obligation on its behalf.

12.11 Publicity. Neither party shall publicize or otherwise disclose the existence or terms of this Agreement without the prior approval of the other party, which approval shall not be unreasonably withheld. A party may disclose the terms of this Agreement where required by law, provided that such party makes every reasonable effort to obtain confidential treatment or similar protection to the fullest extent available to avoid public disclosure of the terms of this Agreement. A party required by law to make disclosure of the terms of this Agreement will promptly notify the other party and permit the other party to review and participate in the application process seeking confidential treatment.

12.12 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and its language shall not be construed for or against any party. The titles and headings are for reference purposes only and shall not in any manner limit the construction of this Agreement, which shall be considered as a whole.

12.13 Counterparts. This Development and License Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until both the parties named below have duly executed or caused to be duly executed a counterpart of this Agreement.

12.14 Exhibits. The following Exhibits are attached to and form a part of this Agreement:

     Exhibit A:       Fees
     Exhibit B:       Specifications for Version 2.0 of Access Manager
     Exhibit C:       Agreement to Provide Support
     Exhibit D:       DSI Escrow Agreement

IN WITNESS WHEREOF, the parties have executed this Development and License Agreement as of the Effective Date.






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VASCO     Data Security, Inc.                          SHIVA Corporation




------------------------------                     ---------------------------
Signature                                          Signature

------------------------------                     ---------------------------
Printed Name                                       Printed Name

------------------------------                     ---------------------------
Title                                              Title



------------------------------                     ---------------------------
Date                                               Date



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                                   EXHIBIT A
                                      Fees

Total initial payments made by VASCO pursuant to this Agreement shall be **. In addition, VASCO shall pay to Shiva an ongoing royalty of ** on all of VASCO's sales of the AccessManager product.

The initial payments shall be made as follows:

                         Amount            When Paid
                         ------            ---------
         Payment #1        **       R&D payment due upon signing of the Memorandum of
                                        Understanding

         Payment #2        **       R&D payment due upon delivery of Version 2.0 of
                                        AccessManager by Shiva

         Balance:          **       A marketing incentive payment due upon execution of this
                                        agreement

Thereafter, for each AccessManager sold by VASCO, VASCO shall pay to Shiva an amount equal to ** of which is for royalties and ** of which is attributable to ongoing support obligations. Payments shall be quarterly in arrears, within 10 days after the end of each quarter, and shall be accompanied by a report showing the quantity sold and the amount due to Shiva.

In order for VASCO to fulfill its license obligations with regard to that portion of the ** balance of the initial payments based on sales made by Shiva, Shiva shall provide to VASCO, within 10 days after the end of each calendar quarter, a report showing the quantity of AccessManager licensed to customers (including the names and addresses of those customers in order to facilitate shipment of tokens to the customers by VASCO) by Shiva. VASCO's royalty payment shall be based on Shiva's list price for AccessManager.

Shiva agrees that for each copy of Version 2.0 (or higher) of AccessManager sold, it shall bundle two of VASCO's Access Keys, which VASCO shall provide to Shiva at **. VASCO shall provide instructions enabling customers to install the Access Keys on their systems.

Audit Rights. Shiva shall have the right, not more than once per year, upon notice to VASCO, and at reasonable times, to have a major independent accounting firm audit the books and records of VASCO related to the subject matter of this Agreement. Should any audit reveal an underpayment of more than 5% by VASCO to Shiva, VASCO shall pay the cost of the audit and shall immediately remit to Shiva the unpaid fees plus interest, as applicable.





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

                                   EXHIBIT B
                                 Specifications

                          VACMAN VERSION 2.0 FEATURES

The features listed below for version 2.0 consolidate those of version 1.1 which specifically included support for the VASCO family of tokens comprising the AccessKey II, DigiPass and AuthentiCard.

Programs to be licensed through
program-specific registration codes
Port Codebase from 16bit to 32 bit
TACACS+ only release
Remote management of SAM uUser lists
Primary/Secondary User List Replication
Time-of-day authentication
Time quota support
Make user database portable
Import of Shiva User List
Import of standard RADIUS user list
Audit Reporting Program
Multiple Shared Secret
Password violation control
Journaling user changes
Win 95 style installer
Password expiration control and enforcing password changes
New Password Changing Method





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


                                   EXHIBIT C

                       UNIVERSAL NETWORKS COMPANY LIMITED
                          AGREEMENT TO PROVIDE SUPPORT

Universal Networks Company, Limited, having a principal place of business at Room 128, 1/F, 72 Tat Chee Road, Kowloon Tong, Kowloon, Hong Kong ("Universal Networks") hereby agrees to offer to provide second and third-level technical support for Shiva's AccessManager product to Vasco Data Security, Inc. ("VASCO") for the consideration that VASCO will purchase all future licenses of the AcecssManager directly from Universal Networks at the same price that VASCO is purchasing from Shiva for the term of that contract, in the event that Shiva Corporation is unwilling to provide such second- and third-level support due to its failure to continue as a going concern or to its discontinuance of the AccessManager product line.

In the event that Universal Networks is unwilling or unable to provide such second- or third-level support, then Universal Networks shall incur no liability whatsoever to either Shiva Corporation or to VASCO; however, Universal Networks' inability or unwillingness to provide support due to its failure to continue as a going concern or to its discontinuance of the AccessManager product line shall constitute a triggering event such that the source code of the AccessManager product shall be released from escrow and VASCO shall be entitled to use the source code solely for the purpose of supporting its existing AccessManager customers in using the product, in accordance with the terms of an industry standard Escrow Agreement that will be agreed by all parties, and which will be attached to the Software License Agreement to which this Agreement to Provide Support is attached.


UNIVERAL NETWORKS COMPANY LIMITED


---------------------------------
By:  Peter Mak
Its General Manager





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

                                   EXHIBIT D

                                ESCROW AGREEMENT

                         [Attached following this page]





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

PREFERRED REGISTRATION
TECHNOLOGY ESCROW AGREEMENT


Account Number______________


This Preferred Registration Technology Escrow Agreement including any Exhibits
("Agreement") is effective this   day of          , 199 _____, by and among Data
Securities International, Inc. ("DSI") a Massachusetts corporation, ________________ ("Depositor") and Shiva Corporation ("Preferred Registrant").

WHEREAS, Depositor has entered or will enter into a contract with the Preferred Registrant regarding certain proprietary technology and other materials of Depositor;

WHEREAS, Depositor and Preferred Registrant desire the Agreement to be supplementary to said contract pursuant to 11 United States Code Section 365
(n);

WHEREAS, availability of or access to certain proprietary data related to certain proprietary technology and other material is critical to Preferred Registrant in the conduct of its business;

WHEREAS, Depositor has deposited or will deposit with DSI proprietary data to provide for retention, administration and controlled access for Preferred Registrant under the conditions specified herein;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Deposit Account. Following the delivery of the executed Agreement, DSI shall open a deposit account ("Deposit Account") for Depositor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor assign a deposit account number ("Deposit Account Number"), calendar renewal notices to be sent to Depositor as provided in Section 30, and request the initial deposit ("Initial Deposit") from Depositor. Depositor has an obligation to make the Initial Deposit. Unless and until Depositor makes the Initial Deposit with DSI, DSI shall request the Initial Deposit from Depositor.

2. Preferred Registration Account. Following the execution and delivery of the Agreement, DSI shall open a registration account ("Registration Account") for Preferred Registrant. The opening of the Registration Account means that DSI shall establish under the Deposit Account an account ledger with a unique registration number ("Registration Number") in the name of Preferred
Registrant, calendar renewal notices to be sent to Preferred Registrant as provided in Section 30, and request the Initial Deposit from Depositor. DSI shall notify Preferred Registrant upon receipt of Initial Deposit.

3. Term of Agreement. The Agreement will have an initial term of one (1) year, commencing on the effective date, and shall continue in full force unless terminated earlier as provided in the Agreement. The Agreement may be extended for additional one (1) year terms.

4. Exhibit A, Notices and Communications. Notices and invoices to Depositor, Preferred Registrant or DSI should be sent to the parties at the addresses identified in the Exhibit A.

Documents, payment of fees, deposits of material, and any written communication should be sent to DSI offices as identified in the Exhibit A.

Depositor and Preferred Registrant agree to each name their respective designated contact ("Designated Contact") to receive notices from DSI and to act on their behalf in the performance of their obligations as


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set forth in the Agreement.  Depositor and Preferred registrant agree to notify
DSI immediately in the event of a change of their Designated Contact in the manner stipulated in Exhibit A.

5. Exhibit B and Deposit Material. Depositor will submit proprietary data and related material ("Deposit Material") to DSI for retention and administration in the Deposit Account.

The Deposit Material will be submitted together with a completed document called a "Description of Deposit Material", hereinafter referred to as Exhibit
B. Each Exhibit B should be signed by Depositor prior to submission to DSI and will be signed by DSI upon completion of the Deposit Material inspection.

Depositor represents and warrants that it lawfully possesses all Deposit Material, can transfer Deposit Material to DSI and has the authority to store Deposit Material in accordance with the terms of the Agreement.

6. Deposit Material Inspection. Upon receipt of an Exhibit B and Deposit Material, DSI will be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI will not be responsible for any other claims made by the Depositor on the Exhibit B. Acceptance will occur when DSI concludes that the Deposit Material Inspection is complete. Upon acceptance DSI will sign the Exhibit B and assign it the next Exhibit B number. DSI shall issue a copy of the Exhibit B to Depositor and Preferred Registrant within ten (10) days of acceptance.

7. Initial Deposit. The Initial Deposit will consist of all material initially supplied by Depositor to DSI.

8. Deposit Changes. Depositor may desire or may be obligated to update the Deposit Account with supplemental or replacement Deposit Material of technology releases.

Supplemental Deposit ("Supplemental") is Deposit Material which is to be added to the Deposit Account.





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Replacement Deposit.  ("Replacement") is Deposit Material which will replace existing Deposit Material as identified by any one or more Exhibit B(s) in the Deposit Account. Replaced Deposit Material will be destroyed or returned to Depositor.

9. Deposit. The existing deposit ("Deposit") means all Exhibit B(s) and their associated Deposit Material currently in DSI's possession. Destroyed or returned Deposit Material is not part of the Deposit; however, DSI shall keep records of the destruction or return of Deposit Material.

10. Replacement Option. Within ten (10) days of receipt of Replacement from Depositor, DSI will send a letter to Preferred Registrant stating that Depositor requests to replace existing Deposit Material, and DSI will include a copy of the new Exhibit B(s) listing the new Deposit Material.

Preferred Registrant has twenty (20) days from the mailing of such letter by DSI to instruct DSI to retain the existing Deposit Material held by DSI, and if so instructed, DSI will change the Replacement to a Supplemental. Conversion to Supplemental may cause an additional storage unit fee as specified by DSI's Fee and Services Schedule.

If Preferred Registrant does not instruct DSI to retain the existing Deposit Material, DSI shall permit such Deposit Material to be replaced with the Replacement. Within ten (10) days of acceptance of the Replacement by DSI, DSI shall issue a copy of the executed Exhibit B(s) to Depositor and Preferred Registrant. DSI will either destroy or return to Depositor all Deposit Material replaced by the Replacement.




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
11. Storage Unit. DSI will store the Deposit in defined units of space, called storage units. The cost of the first storage unit will be included in the annual Deposit Account fee.

12. Deposit Obligations of Confidentiality. DSI agrees to establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identity shall be available to Depositor at all times. DSI shall exercise a professional level of care in carrying out the terms of the Agreement.

DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

Except as provided for in the Agreement, DSI agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

13. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to the Agreement. DSI may issue to Depositor and Preferred Registrant an annual report profiling the Deposit Account. Such annual report will identify the Depositor, Preferred Registrant, the current Designated Contacts, selected special services, and the Exhibit B history, which includes Deposit Material acceptance and destruction or return dates.

Upon reasonable notice, during normal business hours and during the term of the Agreement, Depositor or Preferred Registrant will be entitled to inspect the records of DSI pertaining to the Agreement, and accompanied by an employee of DSI, inspect the physical status and condition of the Deposit. The Deposit may not be changed during the audit.

14. Renewal Period of Agreement. Upon payment of the initial fee or renewal fee, the Agreement will be in full force and will have an initial period of at least one (1) year unless otherwise specified. The Agreement may be renewed for additional periods upon receipt by DSI of the specified renewal fees prior to the last day of the period ("Expiration Date"). DSI may extend the period of the Agreement to cover the processing of any outstanding instruction made during any period of the Agreement.

Preferred Registrant has the right to pay renewal fees and other related fees. In the event Preferred Registrant pays the renewal fees and Depositor is of the opinion that any necessary condition for renewal is not met, Depositor may so notify DSI and Preferred Registrant in writing. The resulting dispute will be resolved pursuant to the dispute resolution process defined in Section 25.

15. Expiration. If the Agreement is not renewed, or is otherwise terminated, all duties and obligations of DSI to Depositor and Preferred Registrant will terminate. If Depositor requests the return of the Deposit, DSI shall return the Deposit to Depositor only after any outstanding invoices and the Deposit return fee are paid. If the fees are not received by the Expiration Date of the Agreement, DSI, at its option, may destroy the Deposit.

16. Certification by Depositor Depositor represents to Preferred Registrant that:

         a. The Deposit delivered to DSI consists of the following: source code deposited on computer magnetic media; all necessary and available information, proprietary information, and technical documentation which will enable a reasonably skilled programmer of Preferred Registrant to create, maintain and/or enhance the proprietary technology without the aid of Depositor or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third party system utilities (compiler and assembler descriptions); description of the system/program generation; descriptions and locations of programs not owned by Depositor but required for use and/or support; and names of key developers for the technology on Depositor's staff.







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         b.    The Deposit will be defined in the Exhibit B(s).

17. Indemnification. Depositor and Preferred Registrant agree to defend and indemnify DSI and hold DSI harmless from and against any and all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of the Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct.

18. Filing For Release of Deposit by Preferred Registrant. Upon notice to DSI by Preferred Registrant of the occurrence of a release condition as defined in
Section 21 and payment of the release request fee, DSI shall notify Depositor by certified mail or commercial express mail service with a copy of the notice from Preferred Registrant. If Depositor provides contrary instruction within ten (10) days of the mailing of the notice to Depositor, DSI shall not deliver a copy of the Deposit to Preferred Registrant.

19. Contrary Instruction. "Contrary Instruction" is the filing of an instruction with DSI by Depositor stating that a Contrary Instruction is in effect. Such Contrary Instruction means an officer of Depositor warrants that a release condition has not occurred or has been cured. DSI shall send a copy of the instruction by certified mail or commercial express mail service to Preferred Registrant. DSI shall notify both Depositor and Preferred Registrant that there is a dispute to be resolved pursuant to Section 25. Upon receipt of Contrary Instruction, DSI shall continue to store the Deposit pending Depositor and Preferred Registrant joint instruction, resolution pursuant to Section 25, order by a court of competent jurisdiction, or termination by non-renewal of the Agreement.

20. Release of Deposit to Preferred Registrant. Pursuant to Section 18, if DSI does not receive Contrary Instruction form Depositor, DSI is authorized to release the Deposit, or if more than one Preferred Registrant is registered to the Deposit, a copy of the Deposit, to the Preferred Registrant filing for release following receipt of any fees due to DSI including Deposit copying and delivery fees.

21.  Release Conditions of Deposit to Preferred Registrant

Release conditions are:

         a. Depositor's failure to continue to do business in the ordinary course.

22. Grant of Use License. Subject to the terms and conditions of the Agreement, Depositor hereby transfers and upon execution by DSI, DSI hereby accepts a non-exclusive, irrevocable, perpetual, and royalty-free Use License which DSI will transfer to Preferred Registrant upon controlled release of the Deposit as described in the Agreement. The Use License will be for the sole purpose of continuing the benefits afforded to Preferred Registrant through any existing license, maintenance, or other agreement with Depositor.

23. Use License Representation. Depositor represents and warrants to Preferred Registrant and DSI that it has no knowledge of any encumberance or infringement of the Deposit, or that any claim has been made that the Deposit infringes any patent, trade secret, copyright or other proprietary right of any third party. Depositor warrants that it has the full right, power, and ability to enter into and perform the Agreement, to grant the foregoing Use License, and to permit the Deposit to be placed with DSI.

24. Conditions Following Release. Following a release and subject to payment to DSI of all outstanding fees, DSI shall transfer the Use License to Preferred Registrant. Additionally, Preferred Registrant shall be required to maintain the confidentiality of the released Deposit.





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25. Disputes.  In the event of a dispute, DSI shall so notify Depositor and
Preferred Registrant in writing. Such dispute will be settled by arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"). Unless otherwise agreed to in writing by Depositor and Preferred Registrant, arbitration will take place at Bedford, Massachusetts.

26. Verification Rights. Depositor grants to Preferred Registrant the option to verify the Deposit for accuracy, completeness and sufficiency. Depositor agrees to permit DSI and at least one employee of Preferred Registrant to be present at Depositor's facility to verify, audit and inspect the Deposit held by DSI to confirm the quality and/or content of the Deposit for the benefit of Preferred Registrant. If DSI is present or is selected to perform the verification, DSI will be paid according to DSI's then current verification service hourly rates and any out of pocket expenses.

27. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to the Agreement has apparent authority and has been duly authorized to do so. DSI may provide copies of the Agreement or account history information to any employee of Depositor or Preferred Registrant upon their request. For purposes of termination or replacement, Deposit Material shall be returned only to Depositor's Designated Contact, unless otherwise instructed by Depositor's Designated Contact.

DSI is not responsible for failure to fulfill its obligations under the Agreement due to causes beyond DSI's control.

This Agreement is to be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions thereof.

The Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all previous communications, representations, understandings, and agreements, either oral or written, between the parties. The Agreement may be amended only in a writing signed by the parties.

If any provision of the Agreement is held by any court to be invalid or unenforceable, that provision will be severed from the Agreement and any remaining provisions will continue in full force.

28. Title to Media. Subject to the terms of the Agreement, title to the media, upon which the proprietary data is written or stored, is and shall be irrevocably vested in DSI. Notwithstanding the foregoing, Depositor will retain ownership of the proprietary data contained on the media including all copyright, trade secret, patent or other intellectual property ownership rights subsisting in such proprietary data.

29. Termination of Rights. The Use License as described above will terminate in the event that the Agreement is terminated without the Use License transferring to Preferred Registrant.

30. Fees. Fees are due upon receipt of signed contract, receipt of Deposit Material, or when service is requested, whichever is earliest. If invoiced fees are not paid within sixty (60) days of the date of the invoice, DSI may terminate the Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one and one-half percent per month (** per annum) from the date of the invoice for all late payments.

Renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. In the event that renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Depositor and Preferred Registrant. If the renewal fees are not received by the Expiration Date, DSI may terminate the Agreement without further notice and without liability of DSI to Depositor or Preferred Registrant.




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DSI shall not be required to process any request for service unless the payment for such request shall be made or provided for in a manner satisfactory to DSI.

all service fees and renewal fees will be those specified in DSI's Fee and Services Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor and Preferred Registrant at least ninety (90) days prior to the renewal of the Agreement. For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.

                                              Data Securities
Depositor         Preferred Registrant        International, Inc.
By:               By:                         By:


(Print Name)      (Print Name)                (Print Name)


Title             Title                       Title
Date:             Date:                       Date:




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
EXHIBIT A
DESIGNATED CONTACT
Account Number

Notices, Deposit Material returns
and communication, including
delinquencies to Depositor should be
                        Invoices should be addressed to:

Company Name:     Vasco Data Security, Inc.
Address:

Designated
Company
Telephone:
Facsimile:

State of Incorporation:

Notices and communication,
including delinquencies to
Preferred Registrant should
should be addressed to:
Company Name:
Address:

Designated Contact:
Telephone:
Facsimile:



Requests from Depositor or Preferred          Registrant to change the Designated Contact should be given in writing by the Designated Contact or an authorized employee of Depositor or Preferred
                                              Registrant.

Contracts, Deposit Material                   Invoice inquiries and fee
and notices to DSI should be                  remittances to DSI should
addressed to                                  be addressed to:

DSI                                           DSI
Attn:  Contract Administration                Attn:  Accounts Receivable
6165 Greenwich Drive                          49 Stevenson Street
Suite 220                                     Suite 550
San Diego, CA  92122                          San Francisco, CA 94105

Telephone:        (619) 457-5199              (415) 541-9013
Facsimile:        (619) 457-4252              (415) 541-9424
Date:







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EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIAL

Deposit Account Number________________________

Depositor Company Name:  Shiva Corporation


DEPOSIT TYPE:_______Initial________Supplemental________Replacement
If Replacement:      _______Destroy Deposit_______Return Deposit



ENVIRONMENT:
Host System CPU/OS________   Version    ________   Backup    _________
Source System CPU/OS    _______    Version   _______    Compiler_________
Special instructions:


DEPOSIT MATERIAL:
Exhibit B Name________________________Version____________________________

Item label description               Media                       Quantity









For Depositor, I certify that                   For DSI, I received the above
the above described Deposit                     described Deposit Material
Material was sent to DSI                        subject to the terms on the
                                                reverse side of this Exhibit:


By____________________________                  By_____________________________

Print Name____________________                  M. Elizabeth Potthoff

Date__________________________                  Date of Acceptance_____________

                                                ISE_________EX. B#_____________

                                     22


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